UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2011

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

On July 29, 2011 American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM's financial results for the three months ended June 30, 2011. A copy of this press release is furnished as Exhibit 99.1.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD
AAM's Updated 2011 Outlook:

•	AAM expects full year 2011 sales to range from $2.5 billion to $2.6 billion.

◦
AAM's updated 2011 outlook is based on the anticipated launch schedule for AAM's new business backlog, the continued recovery in market demand for full-size pickups and SUVs and the assumption that the U.S. Seasonally Adjusted Annual Rate (“SAAR”) of light vehicle sales will approximate 13.0 million vehicle units in 2011.

•
AAM expects to be profitable and generate adjusted earnings before interest expense, income taxes and depreciation and amortization (Adjusted EBITDA) in the range of 14.5% - 15% of sales for the full year 2011.

◦
AAM defines EBITDA to be earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of special charges and restructuring costs, including debt refinancing and redemption costs and expenses related to the closure of the Detroit Manufacturing Complex. AAM believes that EBITDA and adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use these terms, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA and adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and adjusted EBITDA differently.

•
AAM currently expects to incur approximately $15 million - $20 million of expenses related to the closure of the Detroit Manufacturing Complex beginning in the second half of 2011 and continuing through the first half of 2012, including costs to relocate assets from the Detroit Manufacturing Complex to other market competitive AAM facilities in the state of Michigan.

•
AAM currently estimates the working capital impact of terminating the accelerated payment terms received under the AAM/GM Commercial and Settlement agreement to be in the range of $175 million - $200 million in the third quarter of 2011.

•	AAM expects full year capital spending in 2011 to be range from 6% - 6.5% of sales.
AAM's new business backlog and quoted business activity:

•	AAM's new business backlog for the years 2011-2013 is approximately $950 million.

•	AAM is currently quoting over $1 billion of potential new business. Approximately 80% of the quoted business opportunities are for customers other than GM.

FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our current expectations regarding AAM's U.S. SAAR outlook, new business backlog, sales outlook and EBITDA outlook, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are described in the press release attached as Exhibit 99.1 and discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
The information contained in this Current Report shall not be deemed “filed” for purposes of the Securities Exchange Act of

1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated	July 29, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	July 29, 2011	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President - Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

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